Calculation of Filing Fee Tables
S-8
Einride AB
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value SEK 0.004585 per share	Other	1,788,372	$ 8.66	$ 15,487,301.52	0.0001381	$ 2,138.80
2	Equity	Ordinary Shares, par value SEK 0.004585 per share	Other	1,866,889	$ 7.62	$ 14,225,694.18	0.0001381	$ 1,964.57
3	Equity	Ordinary Shares, par value SEK 0.004585 per share	Other	783,685	$ 7.62	$ 5,971,679.70	0.0001381	$ 824.69
4	Equity	Ordinary Shares, par value SEK 0.004585 per share	Other	719,790	$ 17.46	$ 12,567,533.40	0.0001381	$ 1,735.58
5	Equity	Ordinary Shares, par value SEK 0.004585 per share	Other	582,670	$ 7.62	$ 4,439,945.40	0.0001381	$ 613.16
6	Equity	Ordinary Shares, par value SEK 0.004585 per share	Other	15,542,925	$ 4.90	$ 76,160,332.50	0.0001381	$ 10,517.74
Total Offering Amounts:						$ 128,852,486.70		$ 17,794.54
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 17,794.54
Offering Note
[1]	These shares may be represented by the Registrant's American Depositary Shares ("ADSs"). Each ADS represents one ordinary share, par value SEK 0.004585 per share ("Ordinary Shares"), of the Registrant. ADSs issuable upon deposit of the Ordinary Shares registered hereby and that may be evidenced by American depositary receipts are registered under a separate registration statement on Form F-6 (Registration No. 333-295374). The "Amount Registered" represents Ordinary Shares issuable upon exercise of outstanding options granted under the Einride AB Equity Incentive Plan (U.S.) (the "U.S. Equity Incentive Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the U.S. Equity Incentive Plan by reason of any share dividend, share split, recapitalization or any other similar transaction effected which results in an increase in the number of the Registrant's outstanding Ordinary Shares. "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act, and are based upon $8.66, which represents the weighted average exercise price of the outstanding options under the U.S. Equity Incentive Plan.

[2]	These shares may be represented by the Registrant's ADSs. Each ADS represents one Ordinary Share of the Registrant. ADSs issuable upon deposit of the Ordinary Shares registered hereby and that may be evidenced by American depositary receipts are registered under a separate registration statement on Form F-6 (Registration No. 333-295374). The "Amount Registered" represents Ordinary Shares issuable upon exercise of outstanding warrants granted under the Warrants in Einride AB Series 2025/2028:1 Program (the "Series 2025/2028:1 Warrant Program"). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Series 2025/2028:1 Warrant Program by reason of any share dividend, share split, recapitalization or any other similar transaction effected which results in an increase in the number of the Registrant's outstanding Ordinary Shares. "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act, and are based upon $7.62, which represents the weighted average exercise price of the outstanding warrants under the Series 2025/2028:1 Warrant Program.

[3]	These shares may be represented by the Registrant's ADSs. Each ADS represents one Ordinary Share of the Registrant. ADSs issuable upon deposit of the Ordinary Shares registered hereby and that may be evidenced by American depositary receipts are registered under a separate registration statement on Form F-6 (Registration No. 333-295374). The "Amount Registered" represents Ordinary Shares issuable upon exercise of outstanding warrants granted under the Warrants in Einride AB Series 2025/2030:1 Program (the "Series 2025/2030:1 Warrant Program"). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Series 2025/2030:1 Warrant Program by reason of any share dividend, share split, recapitalization or any other similar transaction effected which results in an increase in the number of the Registrant's outstanding Ordinary Shares. "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act, and are based upon $7.62, which represents the weighted average exercise price of the outstanding warrants under the Series 2025/2030:1 Warrant Program.

[4]	These shares may be represented by the Registrant's ADSs. Each ADS represents one Ordinary Share of the Registrant. ADSs issuable upon deposit of the Ordinary Shares registered hereby and that may be evidenced by American depositary receipts are registered under a separate registration statement on Form F-6 (Registration No. 333-295374). The "Amount Registered" represents Ordinary Shares issuable upon exercise of outstanding warrants granted under the Warrants in Einride AB Series 2025/2028:2 Program (the "Series 2025/2028:2 Warrant Program"). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Series 2025/2028:2 Warrant Program by reason of any share dividend, share split, recapitalization or any other similar transaction effected which results in an increase in the number of the Registrant's outstanding Ordinary Shares. "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act, and are based upon $17.46, which represents the weighted average exercise price of the outstanding warrants under the Series 2025/2028:2 Warrant Program.

[5]	These shares may be represented by the Registrant's ADSs. Each ADS represents one Ordinary Share of the Registrant. ADSs issuable upon deposit of the Ordinary Shares registered hereby and that may be evidenced by American depositary receipts are registered under a separate registration statement on Form F-6 (Registration No. 333-295374). The "Amount Registered" represents Ordinary Shares issuable upon exercise of outstanding warrants granted under the Warrants in Einride AB Series 2025/2030:2 Program (the "Series 2025/2030:2 Warrant Program"). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Series 2025/2030:2 Warrant Program by reason of any share dividend, share split, recapitalization or any other similar transaction effected which results in an increase in the number of the Registrant's outstanding Ordinary Shares. "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act, and are based upon $7.62, which represents the weighted average exercise price of the outstanding warrants under the Series 2025/2030:2 Warrant Program.

[6]	These shares may be represented by the Registrant's ADSs. Each ADS represents one Ordinary Share of the Registrant. ADSs issuable upon deposit of the Ordinary Shares registered hereby and that may be evidenced by American depositary receipts are registered under a separate registration statement on Form F-6 (Registration No. 333-295374). The "Amount Registered" represents Ordinary Shares underlying equity awards that may be issued pursuant to the Einride AB 2026 Equity Incentive Plan (the "2026 Plan"). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the 2026 Plan by reason of any share dividend, share split, recapitalization or any other similar transaction effected which results in an increase in the number of the Registrant's outstanding Ordinary Shares. "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act, and are based upon $4.90, which represents the average of the high and low sale prices of the Registrant's ADSs as reported on the Nasdaq Global Market on July 29, 2026 (rounded up to the nearest cent).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources